Exhibit 10.2

Supplementary agreement

Party A: Dandong Bao Feng Seedling Technology Co.

Party B: Fanyun Meng

According to the land rental agreement signed between Party A and Party B on March 28, 2022, now the supplementary explanation is made according to the actual situation, and after signing, this version shall prevail.

Party A originally signed 308.14 acres of rural land contracting rights flow contract with farmers, of which 210 acres remain the same as the original contract (subject to GPS actual measurement). As 98.14 acres of farmers temporarily proposed to sublease to Party B, not continue to lease to Party A to use, but because the assets on Party A's land (Yuan Bao Maple saplings) cannot be moved on time. By consensus, so Party B agreed to Party A to continue to use 98.14 acres of land until December 2022, now we agree on the following matters:

Responsibilities of both parties.

I.

1. Party A entrusts Party B to pay 210 mu of land rent on behalf of the farmers delivered to the corresponding contract lease, the rent of each mu according to 465 yuan/mu, while the farmers sign the receipt of the land payment delivered to Party A.

2. Land rent is paid in advance for two years at a time, and the rent for one year is 97,650 yuan, total for two years: 195,300 yuan. The term of use of the 210 mu of land rented is subject to the original contract.

II.

1. 98.14 mu of which, at a unit price of 465 yuan per mu, the land rent is 45,635 yuan. Payment will be made to the farmer of the corresponding contract within 6 months after the signing of this supplemental agreement.

2. The lease term of this 98.14 mu of land is from January 1, 2022 to December 30, 2022

III. Other Matters

This agreement is made in duplicate and shall take effect from the date of signature. Within the agreement period, both parties shall not breach the agreement, if there is a breach, the loss caused by the defaulting party is solely responsible.

Party A: Dandong Bao Feng Seedling Technology Co.

Party B: Fanyun Meng

April 11, 2022